Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of General Finance Corporation on Form S-1 of our report dated September 13, 2008, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
December 16, 2009